Exhibit 99.5
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of D. Stephen Menzies
Senior Vice President and Group President
Rail and Railcar Leasing Groups
July 30, 2014

Thank you, Bill, good morning!

I am very pleased with the strong momentum in our Rail and Leasing Groups. Our focus and execution continue to enhance TrinityRail’s position as a premier provider of railcar products and services and are responsible for our record financial performance during the second quarter. This is a very exciting time for TrinityRail. Railcar demand is broadening, fleet replacement opportunities are beginning to materialize, and demand catalysts from the North American energy renaissance remain strong. Our business is growing, and our integrated manufacturing and leasing platforms are responding effectively to increasing railcar demand.

North American industry railcar orders in the quarter were very strong and reflected a particularly healthy mix of freight car orders. The 33,900 railcars ordered during the 2nd quarter drove the industry backlog to its highest level in the last 25 years. The current backlog approximates 100,000 railcars representing approximately 6 quarters of industry production at current rates. During the second quarter, TrinityRail received orders for 9,880 new railcars including tank cars, covered hoppers, and auto racks with orders received from railroads, 3rd party lessors and industrial shippers. Our orders during the quarter align very well with our production plans. Our backlog increased to 45,350 railcars with a record value of approximately $5.5 billion. Order inquiry levels continue to be steady thus far in the 3rd quarter and reflect continuing demand for a wide variety of freight cars. Order inquiries for tank cars remain steady but some order activity for tank cars for flammable commodity service is on hold pending new regulatory standards. However, with extended production backlogs, some customers are beginning to place orders with us recognizing that with our production flexibility we will be able to amend their tank car building specifications to the most current regulatory standards at the time of production.

We continue to closely monitor the regulatory actions of PHMSA, the U.S. Department of Transportation, and Transport Canada with respect to changes in railcar designs for tank cars in flammable service. As you may be aware, over the last few weeks, both the U.S. Department of Transportation and Transport Canada took meaningful steps within their respective regulatory review processes toward making changes impacting the transportation of crude oil, ethanol and other flammable products. While we are gaining additional insights into the direction of new regulations, there is still a great deal of uncertainty and the regulatory processes still have much further to go before final new rules are issued. We continue to study both regulator’s actions, directives and comments and we will continue to be engaged in the industry’s dialogue.

In anticipation of the new regulations, we are making preparations to build to newly developed tank car proposed specifications as well as to potentially modify existing tanks cars in flammable service. TrinityRail is a leader in railcar design, railcar production, and customer service. Our team will be well-prepared to manage the eventual regulatory outcome and help ensure that our customers’ railcar fleets, as well as our own lease fleet, comply with industry safety standards.

We are actively investing capital in our Rail business in response to growth opportunities, as we expect demand to increase as a result of the new tank car regulations and continued favorable industry fundamentals across all railcar types.  I am pleased with the progress we are making to incorporate our flexible manufacturing asset base into our Georgia facility, positioning it to be a multi-product railcar production facility.  In addition, we are making other investments in our production facilities to enhance our operating flexibility. During the quarter, we also continued to invest in our maintenance services business by acquiring a facility in Arkansas. We expect this facility will be in operation by year end and be well positioned to support market reaction to revised tank car regulations. And we are expanding capacity at our other 4 maintenance services facilities to enhance our ability to support increased tank car maintenance requirements and potential modifications of our lease fleet and the fleets of key industrial shippers.

Our Rail Group produced our 6th consecutive record quarter for operating profit. I am very pleased with our improvement in operating margins, although, we anticipate some margin headwinds in the second half of the year due to product mix changes, and start-up costs from our investments in manufacturing and maintenance services facilities. Our record $5.5 billion order backlog, comprised of a broad product mix with increasingly better pricing across most railcar types, positions us to realize benefits from extended production runs into 2015 and 2016.

During the second quarter, the Rail Group delivered 7,160 railcars bringing our year-to-date total to just over 14,000. As a result of the orders received in the quarter and further production increases, our 2014 unit deliveries are now expected to be in the range of 28,500 to 29,500, an increase from our previous guidance range of 27,500 to 29,000. This range of deliveries represents a new record level of production.

During the second quarter, our Leasing Group took delivery of approximately 1,280 new railcars. Our total lease fleet portfolio, including partially-owned subsidiaries, now stands at approximately 73,760 railcars. At the end of the quarter, 20% of the units in our railcar order backlog - with a total value of $1.1 billion - were committed to customers of our leasing business.

During the second quarter, our Leasing Group earned record operating profit from operations due to strong market fundamentals and new additions to our wholly-owned lease fleet. Fewer existing, idle railcars, extended production backlogs for both tank and freight cars and rising railcar prices are driving strong lease renewal rate increases across most railcar types. Our lease fleet utilization at the end of the second quarter was 99.7%, up from 98.7% last year. I am very pleased with our sustained high level of fleet utilization and the strong renewal rate increases that our team continues to achieve each quarter.

We continue to sell railcars from our lease fleet to manage portfolio diversification and to generate cash when market conditions are favorable. Selling railcars from our lease portfolio to institutional investors is an important strategy for TrinityRail. Portfolio sales also provide opportunities to serve institutional investors seeking investment in leased railcars, in addition to, serving our industrial shipper customers with leasing services. As we originate a lease, we have the flexibility to retain it in our wholly-owned fleet, share in the investment with third party equity investors like RIV 2013, or sell the railcar with a lease while continuing to manage the railcar and the lessee commercial relationship as we are doing with Element Financial. We are in conversations with a number of institutional investors looking to make investment in leased railcars. Having access to diverse sources of debt and equity capital provides the financial flexibility to grow the leasing business in addition to generating capital for Trinity’s portfolio of industrial companies. We have had considerable success in growing our Leasing platform and expanding our access to capital to support our lease origination capability. During the last twelve months, our Leasing Group has originated approximately $1 billion in new railcar leases as a result of its strong lease origination platform.

I continue to be very pleased with the operating performance and achievements of our Rail and Leasing Groups. The focused efforts of our dedicated TrinityRail team to build upon our operating and financial flexibility will continue to drive strong performance levels of our businesses. The investments we are making position us to benefit from the strong market dynamics and pending resolution of tank car regulatory uncertainty.

I will now turn it over to James for his remarks.